Exhibit 1(i)

                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

                        APPOINTMENT OF ADDITIONAL AGENTS
                     AND TERMS AGREEMENT ("TERMS AGREEMENT")

January 30, 2003

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Aegis Capital Corporation
70 East Sunrise Highway
Suite 415
Valley Stream, New York 11581

Oberlin Financial Corporation
209 North Main
Bryan, Ohio 43506

The Stanford Group Co., Inc.
5050 Westheimer
Houston, Texas 77056

Thomas Weisel Partners LLC
One Montgomery Tower
One Montgomery Street
San Francisco, California 94104

Ladies and Gentlemen:

      In accordance with and subject to the terms and conditions stated herein and in the Distribution Agreement (as hereinafter defined), this Terms Agreement serves as confirmation of the appointment of each of the additional agents listed on the signature pages hereto (each an "Additional Agent") as Additional Agents pursuant to Section 2(a) of the Distribution Agreement, solely with respect to the issuance and sale by The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), of its Principal Protected Sector Selector Notes Due 2008 (the "Sector Selector Notes"), as described in the pricing supplement dated January 30, 2003, to the Prospectus Supplement and Prospectus, each dated January 25, 2002, through the Additional Agents as principals. The Sector Selector Notes are a single series of debt securities under the Company's Medium-Term Notes, Series B program.

      This Terms Agreement also constitutes a terms agreement pursuant to
Section 2(b) of the Distribution Agreement, pursuant to which the Company proposes to issue and sell the Sector Selector Notes to Bear, Stearns & Co. Inc. ("Bear Stearns") and to each of the Additional Agents, as principals, subject to the terms and conditions stated herein. Those provisions of the Distribution Agreement not specifically related to the solicitation by the Agents (as defined in the Distribution Agreement), as agents of the Company, of offers to purchase Notes (as defined in the Distribution Agreement), as modified by this Terms Agreement, are incorporated by reference herein. Nothing contained in this Terms

Agreement or in the Distribution Agreement shall make any party to this Terms Agreement an agent of the Company or make such party subject to the provisions of the Distribution Agreement, in either case with respect to the solicitation of offers to purchase Notes from the Company, solely by virtue of such party's execution of this Terms Agreement.

      The term "Distribution Agreement" refers to the Distribution Agreement dated November 8, 1991, as amended by Amendment No. 1, dated as of December 4, 1991, and by Amendment No. 2, dated as of July 10, 1992, by and among the Company and Bear Stearns, Merrill Lynch & Co., Inc., Morgan Stanley (formerly, Morgan Stanley & Co. Incorporated), Salomon Smith Barney Inc. (formerly, Salomon Brothers Inc.) and Lehman Brothers Inc. (formerly, Shearson Lehman Brothers Inc.).

      Each of Bear Stearns and the undersigned Additional Agents hereby agree to purchase the aggregate principal amount of Sector Selector Notes set forth adjacent to their names on the signature pages to this Terms Agreement, at the time and place and at the purchase price set forth below.

The terms of the Notes shall be as follows:

Title:                                 Principal Protected Sector Selector Notes
                                       Due 2008
Aggregate Principal Amount:            $10,000,000
Public Offering Price:                 100%
Purchase Price by Bear Stearns:        97.5%
Purchase Price by Additional Agents:   98.0%

Methods of and Specified Funds
   for Payment of Purchase Price:      By wire transfer to a bank account
                                       specified by the Company in immediately
                                       available funds.

Indenture:                             The Indenture dated as of May 31, 1991,
                                       as amended by the First Supplemental
                                       Indenture, dated as of January 29, 1998, between the Company and JPMorgan Chase
                                       Bank (formerly known as Chemical Bank),
                                       as trustee.

Settlement Date and Time:              February 5, 2003; 9:00 a.m.

Closing Location:                      Cadwalader, Wickersham & Taft
                                       100 Maiden Lane
                                       New York, New York 10038

Maturity Date:                         February 5, 2008

Option to Extend Maturity Date:        None

Interest Rate:                         The Company will not make any periodic
                                       payments of interest or any other
                                       payments on the Sector Selector Notes,


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                                       until maturity. At maturity, the Company
                                       will pay the principal amount of the
                                       Sector Selector Notes plus a Variable
                                       Return Amount, if the Variable Return
                                       Amount is greater than zero.

Variable Return Amount:                Based on the performance of ten U.S.
                                       sector exchange traded funds issued by
                                       iShares Trust(R) (the "Sector ETFs")
                                       which comprise the basket, using a
                                       semi-annual performance selection
                                       mechanism over the five-year term of the Sector Selector Notes. On each semi-annual observation date, the Sector
                                       ETF with the most positive or least
                                       negative percentage change since the
                                       issue date of the Sector Selector Notes
                                       is "selected" and its performance rate is "locked in". That Sector ETF is then removed from the basket. At maturity, the Variable Return Amount will equal the arithmetic average of the ten selected performance rates. The Variable Return
                                       Amount will not be less than zero.

                                       The underlying U.S. Sector ETFs track the following sectors: Basic Materials, Consumer Cyclical, Consumer Non-Cyclical, Energy, Financial, Healthcare,
                                       Industrial, Technology,
                                       Telecommunications, and Utilities. Each
                                       of the U.S. Sector ETFs is quoted on the American Stock Exchange.

Observation Dates:                     January 30th and July 30th of each year
                                       during the term of the Sector Selector
                                       Notes, subject to Modified Following
                                       Business Day convention. The first
                                       Observation Date will be July 30, 2003
                                       and the last Observation Date will be
                                       January 30, 2008.

CUSIP:                                 073928YH0

Minimum Denominations:                 $1,000, increased in multiples of $1,000

Form of Notes:                         Book-entry

Listing:                               American Stock Exchange

Ticker Symbol:                         BYF.A

Calculation Agent:                     Bear Stearns


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

      Bear Stearns and each Additional Agent expressly waives its right to receive from the Company the certificates, legal opinions and comfort letters provided for in Sections 5 and 6 of the Distribution Agreement.

      This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Terms Agreement shall constitute due and sufficient delivery of such counterpart.

      Please confirm your acceptance of this Terms Agreement by signing and returning to us the enclosed duplicate copy hereof.

                            [Signature Pages Follow]


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

                                        THE BEAR STEARNS COMPANIES INC.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof:


BEAR, STEARNS & CO. INC.


By                                         $7,948,000
   --------------------------------
   Name:
   Title:

ADDITIONAL AGENTS:

AEGIS CAPITAL CORPORATION


By                                            $85,000
   --------------------------------
   Name:
   Title:

OBERLIN FINANCIAL CORPORATION


By                                             $8,000
   --------------------------------
   Name:
   Title:

THE STANFORD GROUP CO., INC.


By                                             $6,000
   --------------------------------
   Name:
   Title:

THOMAS WEISEL PARTNERS LLC


By                                         $1,953,000
   --------------------------------
   Name:
   Title:


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